UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2012

Date of report (Date of earliest event reported)

L & L Energy, Inc.

(Exact name of Registrant as Specified in Charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

                                                                (Address of principal executive offices)                          (Zip Code)

(206) 264-8065

Registrant’s telephone number, including area code

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 28, 2012, L & L Energy, Inc., a Nevada corporation (“L&L”), entered into the Weishe Coal Mine Equity Ownership Transfer Agreement (the “Agreement”) with Guizhou Union Energy, Inc., a Chinese corporation (“Union”), Guizhou Union Capital Investment Holding Co., Ltd., a Chinese corporation (“Union Capital”), and Mr. Guo Xu ZHANG, a Chinese citizen (“Mr. Zhang”), to purchase 51% of the equity ownership interest of Weishe Coal Mine.

Weishe Coal Mine is a new coal mine located in Hezhang, Bijie Area, Guizhou Province, China (“Weishe Mine”), which produces high-quality anthracite coal.  Weishe Mine is a newly constructed mine owned by Union.  The mine has an area of 1.87 km2, with total coal reserve of approximately 19,000,000 tons.

In a prior transaction, Union acquired all assets related to Weishe Mine from Mr. Zhang, the original owner of Weishe Mine.  Under the Agreement, L&L acquires 51% of Weishe Mine from Union.  Mr. Zhang, Union and Union Capital are made signatories to the Agreement to protect L&L’s interest in Weishe Mine.

Under the Agreement, the purchase price for 51% of the ownership interest in Weishe Mine is about US$16.2 million, which will be paid in full by issuing 3,000,000 shares of common stock of L&L (“LLEN Stock”).  Each share of LLEN Stock has an approximate value of US$5.39 as agreed to by all parties.  The 3,000,000 shares of LLEN Stock will be paid to Union or a designee of Union in installments, based on the satisfaction of certain conditions set forth in the Agreement.

ITEM 8.01  Other Events.

On January 30, 2012, L&L issued a press release regarding the entry of the Weishe Coal Mine Equity Transfer Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  A copy of the executed Agreement has been sent to L&L’s securities lawyer, to be forwarded to the SEC.

ITEM 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated January 30, 2012

Forward Looking Statements

Information set forth in this Form 8-K report that is not purely historical are “forward looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934.  Forward looking statements include, without limitation, statements regarding the Company’s business strategy, market/revenue/profitability prediction, risks/uncertainties, and future performance.  All such forward looking statements are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such statement.  Actual results could differ materially from the Company’s current expectations.  Factors that could contribute to such differences include, without limitation, risks related to volatility in coal demand, China’s political/economic environment, the Company’s ability to acquire coal-mine related assets and corresponding financing, and other factors discussed in the Company’s reports filed by the Company from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

By:
Dickson V. Lee,
Chief Executive Officer

 Date: February 2, 2012